August 31, 1999

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549


Gentlemen:

We have read the statements made by LBO Capital Corp. (copy attached) which we understand well be files with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 27, 1999. we agree with the statements concerning our firm in such Form 8-K.

Very Truly Yours,

\s\Hirsch Silberstein & Subelsky
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Hirsch Silberstein and Subelsky, P.C.


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